Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-258871) and related Joint Proxy Statement and Prospectus of Independence Realty Trust, Inc. and Steadfast Apartment REIT, Inc., to the use of our report dated March 12, 2021, with respect to the consolidated financial statements and schedule of Steadfast Apartment REIT, Inc. included their Annual Report (Form 10-K) for the year ended December 31, 2020 included in the Registration Statement, and to the incorporation by reference therein of our report dated March 12, 2021, with respect to the consolidated financial statements of Steadfast Apartment REIT, Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, included in Independence Realty Trust, Inc.’s Current Report on Form 8-K, filed on July 26, 2021 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

September 27, 2021